EXHIBIT 24

		POWER OF ATTORNEY

I, Robert L. Wood, a Director of Praxair, Inc.
the "Corporation"), hereby authorize and designate each of David H. Chaifetz, Robert
A. Bassett or Mark S. Lyon my agent and
attorney-in-fact, with full power of substitution, to:
1) prepare and sign on my behalf any Form 3, Form 4 or Form 5 under Section 16 of the Securities
Exchange Act of 1934 and file the same with the Securities and Exchange Commission and the New York
Stock Exchange;
2)  prepare and sign on my behalf any Form 144
Notice under the Securities Act of 1933 and file the same with the Securities and Exchange Commission;
and
3)  do anything else necessary or proper in
connection with the foregoing.

This power of attorney shall remain in effect as long as I am subject to Section 16 with respect to the Corporation, and shall not be affected by my subsequent disability or incompetence.

I understand that it is my responsibility to advise the Secretary's Department in advance of proposed transactions in Praxair, Inc. securities that may require the filing of the forms referred to above.

				/s/ Robert L. Wood
				Robert L. Wood
Dated: September 1, 2004